Press Release

Novavax Reports Fourth Quarter and Full Year 2025 Financial Results and Operational Highlights

•Pfizer agreement announced in January 2026 for non-exclusive license to utilize Matrix-M® in two infectious disease areas
•Multiple Material Transfer Agreements signed in 2025 and Q1 2026 with pharmaceutical companies, including major global pharmaceutical companies exploring the utility of Matrix-M for their vaccine portfolios
•Successful execution of Sanofi partnership with $225 million in milestones earned in full year 2025
•Total revenue of $147 million in the fourth quarter of 2025 and $1.1 billion for the full year 2025
•Continued advancement of early-stage pipeline with the intention to enter the clinic as early as 2027
•Year end 2025 Cash of $751 million
•Novavax exceeded its full year 2025 R&D and SG&A expense reduction goals and is improving future targets

GAITHERSBURG, Md., February 26, 2026 – Novavax, Inc. (Nasdaq: NVAX) today announced its financial results and operational highlights for the fourth quarter and year ended December 31, 2025.

“In 2025, we made significant progress on our corporate strategy, marked with the successful achievement of key milestones under our Sanofi agreement, progress towards potential new partnerships, in the form of multiple MTAs signed with other parties enabling experimentation with our Matrix-M® adjuvant technology and the advancement of our own R&D efforts,” said John C. Jacobs, President and Chief Executive Officer, Novavax. “With a strong start to 2026, including the recently announced Pfizer Matrix-M agreement, we look forward to commercial and clinical development execution from our partners, advancing our R&D efforts and the potential for more partnerships as we drive vaccine innovation and value creation from our technology.”

Fourth Quarter 2025 and Recent Highlights

Key Business Highlights

•In January 2026, Novavax entered into a license agreement with Pfizer for use of Novavax's Matrix-M adjuvant in vaccine development. Under the terms of the agreement, Pfizer was granted a non-exclusive license for Matrix-M use in two infectious disease areas.
oNovavax received an upfront payment of $30 million in the first quarter of 2026 and has the potential for up to $500 million in additional development and sales milestones. In addition, Novavax is eligible to receive high-mid-single digit percentage royalties on sales products incorporating Matrix-M.
oPfizer will be solely responsible for the development and commercialization of its products utilizing Matrix-M and Novavax will be responsible for the supply of Matrix-M.
oThis partnership has the potential to generate billions of dollars of revenue for Novavax over the life of the agreement.
•Novavax continued successful execution of the Sanofi partnership with $225 million in milestones earned in full year 2025, including $50 million earned in the fourth quarter of 2025, upon marketing authorization transfers for European Union and U.S. markets.
oIn December 2025, Sanofi shared positive Phase 1/2 data from their influenza-COVID-19 combination programs and their belief that these data support the high probability of demonstrating non-inferiority in Phase 3 trials that would compare the new vaccine against the widely used regimen where both the flu and COVID-19 vaccines are co-administered.
oSanofi has stated they are working with regulators on next steps for these combination programs.
•Novavax has multiple material transfer agreements (MTA) with pharmaceutical companies, including major global pharmaceutical companies, who are evaluating the potential of Matrix-M in their portfolio of vaccine products.
oIn the fourth quarter of 2025, Novavax signed a new MTA with a large pharmaceutical company to explore the utility of Matrix-M in its portfolio.
oIn February 2026, Novavax expanded an existing MTA with a major global pharmaceutical company to explore an additional field.
oIn February 2026, Novavax signed a new MTA with an oncology company.
•Other partners continue to demonstrate the value of Novavax’s technology with Takeda achieving 12% market share with Nuvaxovid® in Japan and the R21/Matrix-M, malaria vaccine, marketed by Serum Institute of India, continues its successful launch with 30 million doses sold since its launch in mid-2024, achieving over 80% market share.
•The Company continued advancement of early-stage candidates and Matrix-M technology.

oPreclinical research ongoing for Clostridioides difficile colitis (C. diff), varicella-zoster virus (shingles), and respiratory syncytial virus combinations vaccine candidates.
oSignificant progress made on preclinical candidates, for example the newest preclinical data from C. diff vaccine candidate provided encouraging results.
oNovavax intends to enter the clinic with at least one program as early as 2027.
oNovavax continued exploration of its adjuvant technology to expand its utility both within infectious disease and potentially beyond, such as oncology.
•Novavax exceeded its full year 2025 GAAP and Non-GAAP research and development (R&D) and selling, general and administrative (SG&A) expense reduction goals and is improving future targets.
oNon-GAAP full year R&D and SG&A expenses, net of R&D reimbursements and at midpoint of range, are now targeted to be $325 million and $225 million for 2026 and 2027, respectively, and newly added 2028 is targeted to be at $200 million or below.

Fourth Quarter and Full Year 2025 Revenue

	Fourth Quarter				Full Year
$ in millions	Q4 2025	Q4 2024	Q4 Chg.	%	FY 2025	FY 2024	FY Chg.	%
Nuvaxovid™ Sales [1]	$20	$50	($30)	NM	$625	$190	$435	NM
Supply Sales [2]	19	9	10	NM	60	23	37	NM
Product Sales	39	59	(20)	(34)%	685	213	472	NM

Sanofi [3]	98	30	68	NM	386	459	(73)	(16)%
Takeda	8	(4)	12	NM	42	1	41	NM
Other Partners [4]	2	3	(1)	NM	10	9	1	11%
Licensing, Royalties and Other Revenue	108	29	79	NM	438	469	(31)	(7)%

Total Revenue	$147	$88	$59	67%	$1,123	$682	$441	65%

Notes
1.Nuvaxovid Sales reflects product sales where Novavax is the commercial market lead and records revenue related to the sales and distribution of its COVID-19 vaccine.

2.Supply Sales includes sales of finished product, adjuvant and other supplies from Novavax to its license partners.
3.Sanofi includes revenue recognized under the license agreement including upfront payments, milestones, royalties and transition services reimbursement.
4.Other Partners include upfront payments, royalties and milestone revenue under licensing agreements including Serum Institute and SK bioscience.

Fourth Quarter and Full Year 2025 Financial Results

•Total revenue for the fourth quarter of 2025 was $147 million, a 67% increase compared to $88 million in the same period in 2024. Total revenue for the full year 2025 was $1,123 million, a 65% increase compared to $682 million for the full year 2024. Full year 2025 total revenue included $625 million of Nuvaxovid product sales, the vast majority of which were associated with settlement of Advance Purchase Agreements and related to cash received in prior years.

•Cost of sales for the fourth quarter of 2025 was $22 million, compared to $37 million in the same period in 2024. Cost of sales for the full year 2025 was $73 million, compared to $203 million for the full year 2024. The decrease in both periods was mainly driven by cost reductions resulting from the sale of Novavax’s Czech Republic manufacturing facility, lower manufacturing overhead, scrap and inventory write-offs, and decreased sales volumes.

•R&D expenses for the fourth quarter of 2025 were $76 million, compared to $104 million in the same period in 2024. R&D expenses for the full year 2025 were $342 million, compared to $391 million for the full year 2024. R&D transition services expenses reimbursed by Sanofi in the fourth quarter and full year of 2025 were $28 million and $92 million, respectively. For the fourth quarter and full year of 2025, Non-GAAP R&D expenses, net of Sanofi reimbursement, decreased by 50% and 33%, respectively when compared to the prior periods. These reductions were driven by the ongoing Novavax cost reduction program as it streamlines operations to make targeted R&D investments.

•SG&A expenses for the fourth quarter of 2025 were $34 million, a 56% decrease compared to $78 million for the same period in 2024. SG&A expenses for the full year 2025 were $157 million, a 53% decrease compared to $337 million for the full year 2024. The decrease in both periods was primarily due to the transition of lead commercial activities to Sanofi and the elimination of commercial infrastructure plus the ongoing general administrative cost reduction program.

•Net income for the fourth quarter of 2025 was $18 million, compared to net loss of $81 million in the same period in 2024. Net income for the full year 2025 was $440 million compared to a net loss of $187 million for the full year 2024.

•Cash, cash equivalents, marketable securities and restricted cash (Cash) were $751 million as of December 31, 2025, compared to $938 million as of December 31, 2024. In February 2026, Novavax announced a $330 million credit facility with MidCap Financial, including an initial capital draw of $50 million. The credit facility was put in place to further strengthen Novavax’s balance sheet and provide access to non-dilutive capital as Novavax advances its growth strategy. Leerink Partners acted as exclusive financial advisor and Latham & Watkins acted as legal advisor to Novavax on the credit facility.
Financial Framework

Full Year 2026 Financial Guidance

Novavax provides Full Year 2026 Financial Guidance for Combined R&D and SG&A Expenses and Non-GAAP Combined R&D and SG&A Expenses and currently expects to achieve the following results:

$ in millions	Full Year 2026 (as of February 26, 2026)
Combined R&D and SG&A Expenses	$380 - $420
Less: R&D Reimbursements	($70 - $80)
Non-GAAP Combined R&D and SG&A Expenses	$310 - $340

Non-GAAP Combined R&D and SG&A Expenses exclude R&D Reimbursements, which are amounts reimbursed by Novavax’s license partners. See “Non-GAAP Financial Measures” below. R&D Reimbursements are recorded as revenue under Licensing, Royalties and Other Revenue.

Full Year 2026 Revenue Framework

Novavax transitioned lead commercial responsibility of Nuvaxovid beginning with the 2025-2026 COVID-19 vaccination season to Sanofi for select markets. Since Novavax is reliant on Sanofi’s sales forecasts for certain revenue components, these are not included in the Full Year 2026 Revenue Framework. For 2026, Novavax currently expects to achieve Adjusted Total Revenue4 of between $230 million and $270 million.

$ in millions	Full Year 2026 (as of February 26, 2026)
Nuvaxovid Product Sales[1]	$35 - $45
Adjusted Supply Sales[2]	$40 - $50
Adjusted Licensing, Royalties and Other Revenue[3]	$155 - $175
Adjusted Total Revenue[4]	$230 - $270

Sanofi Supply Sales, Sanofi Royalties and Sanofi influenza-COVID-19 combination and Matrix-M Milestones	No guidance

Revenue Category	Revenue Framework Footnotes
Nuvaxovid Product Sales[1]	$35 million to $45 million in Nuvaxovid Product Sales by Novavax under existing APA and commercial agreements.
Adjusted Supply Sales[2]	$40 million to $50 million in Adjusted Supply Sales associated with collaborations with the Serum Institute on R21/Matrix-M and collaboration partners for COVID-19 vaccine, including Serum and Takeda.
Adjusted Licensing, Royalties and Other Revenue[3]
o$70 million to $80 million in R&D Reimbursement. Under the Sanofi co-exclusive licensing agreement (CLA), Novavax is eligible to receive reimbursement for costs incurred related to select R&D and technology transfer activities during the transition performance period.
o$50 to $60 million in Other Partner related revenue including royalties and milestones from Pfizer, Serum on R21/Matrix-M and collaboration partners for COVID-19 vaccine, including Serum and Takeda. Includes a $30 million upfront payment under the Pfizer agreement received in the first quarter of 2026.
o$35 million amortization related to the $500 million Upfront Payment and the $50 million Database Lock Milestone. Revenue recognition will occur over the transition performance period.

Adjusted Total Revenue[4]
oAdjusted Total Revenue is a Non-GAAP Financial Measure. Adjusted Total Revenue is total revenue excluding Sanofi Supply Sales, Sanofi Royalties and Sanofi influenza-COVID-19 Combination and Matrix-M related Milestones. See “Non-GAAP Financial Measures”

Components of Revenue excluded from the Full Year 2026 Revenue Framework are described below.

Sanofi Supply Sales
•Novavax will sell Nuvaxovid commercial supply to Sanofi for the 2026-2027 COVID-19 vaccination season and the reimbursement for this supply will be recorded as product sales.

Sanofi Royalties
•Sanofi will lead commercial activities for the 2026-2027 COVID-19 vaccination season in select markets, including the U.S. Novavax is eligible to receive royalties in the high teens to low twenties percent on Sanofi sales.

Sanofi Influenza-COVID-19 Combination and Matrix-M Related Milestones
•Novavax is eligible to receive up to $350 million in Phase 3 development and commercial launch milestone payments associated with Sanofi influenza-COVID-19 combination products.
•For each new vaccine using Matrix-M, Novavax is eligible to receive up to $200 million in launch and sales milestones and mid-single digit sales royalties for 20 years.

Conference Call
Novavax will host its quarterly conference call today at 8:30 a.m. Eastern Time (ET). To join the call without operator assistance, you may register and enter your phone number at https://registrations.events/easyconnect/9610065/rec5pyQ9YRaX3NyBf/ to receive an instant automated call back. You may also dial direct to be entered into the call by an operator. The dial-in numbers for the conference call are (888) 880-3330 (Domestic) or (+1) (646) 357-8766 (International). Participants will be prompted to request to join the Novavax, Inc. call. A replay of the conference call will be available starting at 11:30 a.m. ET on February 26, 2026, until 11:59 p.m. ET on March 5, 2026. To access the replay by telephone, dial (800) 770-2030 (Domestic) or (+1) (609) 800-9909 (International) and use passcode 9610065#.

A webcast of the conference call can also be accessed on the Novavax website at ir.novavax.com/events. A replay of the webcast will be available on the Novavax website until March 25, 2026.

About Novavax
Novavax, Inc. (Nasdaq: NVAX) tackles some of the world’s most pressing health challenges with its scientific expertise in vaccines and its proven technology platform, including its Matrix-M adjuvant and protein-based nanoparticles. The Company’s growth strategy focuses on maximizing the impact of its cutting-edge technology by forging strategic partnerships for its Matrix-M adjuvant and R&D assets. Please visit novavax.com and LinkedIn for more information.

Non-GAAP Financial Measures
The Company presents the following non-GAAP financial measures in this press release: Non-GAAP Combined R&D and SG&A Expenses, Adjusted Total Revenue and Adjusted Licensing, Royalties and Other Revenue. Non-GAAP financial measures refer to financial information adjusted from financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that the presentation of these adjusted financial measures is useful to investors as they provide additional information on comparisons between periods by including certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes and to consider underlying trends of its business. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our use of non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. The Company is unable to reconcile these revenue forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable effort because the Company is reliant on Sanofi sales forecasts for certain revenue categories, which are not available.

Forward-Looking Statements
This press release contains forward-looking statements relating to the future of Novavax, its mission; its corporate strategy and operating plans, objectives and prospects; its value drivers and strategic priorities; its partnerships, including expectations with respect to potential royalties, milestones and other commercial objectives, and cost reimbursement, Matrix-M’s potential utility in partners’ vaccine portfolios and plans for additional potential partnering activities; the development of Novavax’s clinical and preclinical product candidates and pipeline advancement opportunities, including with respect to new Matrix formulations; the conduct, timing and potential results from clinical trials, conducted by Novavax or its partners, and other preclinical and postmarketing studies; expectations as to the timing and outcome of future and pending regulatory filings and actions; full year 2026 financial guidance and revenue framework; and Novavax’s future financial or business performance. Novavax cautions that these forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, Novavax’s ability to successfully and timely obtain and maintain full U.S. FDA licensure or foreign regulatory approvals necessary to manufacture, market, distribute, or deliver its COVID-19 vaccine; the impact of delays in obtaining regulatory approval, including regulatory decisions impacting labeling, approval or authorization, including the scope of the indicated population, product dosage, manufacturing processes, shelf life, safety, for our product candidates; challenges in conducting the postmarketing commitment (“PMC”) study, our ability to obtain adequate additional funding to maintain our current level of operations and fund the further development of our vaccine candidates; challenges related to Novavax’s partnership with Sanofi, including collaboration on the Nuvaxovid PMC, and in pursuing additional partnership opportunities; challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification, assay validation and stability testing, necessary to satisfy applicable regulatory authorities; challenges or delays in conducting clinical trials or studies for its product candidates; manufacturing, distribution or export delays or challenges; Novavax’s substantial dependence on Serum Institute of India Pvt. Ltd. and Serum Life Sciences Limited for co-formulation and filling Novavax’s COVID-19 vaccine and the impact of any delays or disruptions in their operations; the impact of potential legislative, regulatory, or policy changes under the current presidential administration, including any adverse impact funding for vaccine research and development, reimbursement for vaccines and their administration, vaccine mandates and recommendations, and public perception of vaccine importance; uncertainty with respect to pricing, third-party reimbursement and healthcare reform; uncertainty in the regulatory pathway for Novavax’s COVID -19 Vaccine; the impact of any new or changes in interpretations of existing trade measures, including tariffs, embargoes, sanctions, import restrictions, and export licensing requirements; difficulty obtaining scarce raw materials and supplies including for its proprietary adjuvant; resource constraints, including human capital and manufacturing capacity; constraints on Novavax’s ability to pursue planned regulatory pathways, alone or with partners, in multiple jurisdictions simultaneously, leading to staggering of regulatory filings, and potential regulatory actions; Novavax’s ability to timely deliver doses; challenges in obtaining commercial adoption and market acceptance of its COVID-19 vaccine or any COVID-19 variant strain containing formulation, or for its CIC vaccine candidates, stand-alone influenza vaccine candidates or other candidates; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities, including requirements to deliver doses that may require Novavax to refund portions of upfront and other payments previously received or result in reduced future payments pursuant to such agreements; challenges related to the seasonality of vaccinations against COVID-19; challenges related to the demand for vaccinations against COVID-19 or influenza; challenges in identifying and successfully pursuing innovation expansion opportunities; Novavax’s expectations as to expenses and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions; and those other risk factors identified in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Novavax's Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (SEC). We caution investors not to place considerable reliance on forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and www.novavax.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

NOVAVAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share information)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(unaudited)

Revenue:
Product sales	$39,197	$59,250	$685,041	$213,202
Licensing, royalties and other	107,942	29,061	438,438	468,960
Total revenue	147,139	88,311	1,123,479	682,162
Expenses:
Cost of sales	22,104	36,669	73,040	202,739
Research and development	75,876	104,380	342,320	391,169
Selling, general and administrative	34,122	78,342	157,479	337,185
Impairment of assets held for sale	807	-	97,845	-
Total expenses	132,909	219,391	670,684	931,093
Income (loss) from operations	14,230	(131,080)	452,795	(248,931)
Interest expense	(5,824)	(7,585)	(22,547)	(20,075)
Loss on debt extinguishment	-	-	(28,714)	-
Gain on disposition of Novavax CZ assets	-	51,949	-	51,949
Other income, net	9,497	13,135	40,633	40,442
Income (loss) before income tax expense	17,903	(73,581)	442,167	(176,615)
Income tax expense	(376)	(7,449)	(1,865)	(10,884)
Net income (loss)	$17,527	$(81,030)	$440,302	$(187,499)

Net income (loss) per share:
Basic	$0.11	$(0.51)	$2.72	$(1.23)
Diluted	$0.11	$(0.51)	$2.58	$(1.23)
Weighted average number of common shares outstanding:
Basic	162,527	160,241	161,991	152,190
Diluted	165,182	160,241	173,103	152,190

SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	December 31, 2025	December 31, 2024

Cash and cash equivalents	$240,634	$530,230
Marketable securities	494,450	392,888
Total restricted cash	15,418	15,062
Total current assets	978,276	1,128,942
Working capital	518,326	(25,474)
Total assets	1,176,512	1,560,418
Convertible notes payable	244,213	169,684
Total stockholders’ deficit	(127,753)	(623,841)

NOVAVAX, INC.
Reconciliation of GAAP to NON-GAAP Financial Results (unaudited)

($ in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Total Revenue	$147.1	$88.3	$1,123.5	$682.2
Adjustments:
Sanofi Supply Sales	9.2	0	15.7	0
Sanofi Royalties	1.6	0	5.8	0
Adjusted Total Revenue	$136.4	$88.3	$1,102.0	$682.2

R&D Expenses	$75.9	$104.4	$342.3	$391.2
Adjustments:
R&D Reimbursement	28.1	8.7	91.6	19.4
Non-GAAP R&D Expenses	$47.8	$95.7	$250.7	$371.7

Combined R&D and SG&A Expenses	$110.0	$182.7	$499.8	$728.4
Adjustments:
R&D Reimbursement	28.1	8.7	91.6	19.4
Non-GAAP Combined R&D and SG&A Expenses	$81.9	$174.0	$408.2	$708.9

Contacts:

Investors
Luis Sanay, CFA
240-268-2022
ir@novavax.com

Media
Yvonne Sprow
844-264-8571
media@novavax.com